Exhibit 99.1

The Shyft Group Reports Fourth Quarter and Full-Year 2022 Results

●	Reports Q4 sales of $302 million, growth of 9% versus prior year; Achieved record full year sales of $1.0 billion
●	Remain on target for Blue Arc Electric Vehicle (EV) production in the second half of 2023
●	Introduce 2023 outlook with sales of $1.0 to $1.2 billion; Adjusted EBITDA of $70 to $100 million, up 20% year-over-year at the midpoint

Novi, Mich., February 23, 2023 – The Shyft Group, Inc. (NASDAQ: SHYF) (“Shyft” or the “Company”), the North American leader in specialty vehicle manufacturing, assembly and upfit for the commercial, retail and service specialty vehicle markets, today reported operating results for the fourth quarter and full-year ending December 31, 2022.

Fourth Quarter 2022 Financial Highlights1

For the fourth quarter of 2022 compared to the fourth quarter of 2021:

●	Sales of $302.0 million, an increase of $24.7 million, or 8.9%, from $277.3 million
●	Income from continuing operations of $17.8 million, or $0.50 per share, compared to $20.5 million, or $0.56 per share
●

Adjusted EBITDA of $30.7 million, or 10.2% of sales, an increase of $4.1 million, from $26.6 million, or 9.6% of sales; Results include $7.6 million of EV development costs versus $4.0 million in the prior year

●	Adjusted net income of $20.5 million, or $0.58 per share, compared to adjusted net income of $20.2 million, or $0.56 per share in the fourth quarter of 2021
●	Consolidated backlog of $832.7 million as of December 31, 2022, down $130.9 million, or 13.6%, compared to $963.6 million as of December 31, 2021

Full-Year 2022 Financial Highlights1

For the full-year 2022 compared to the full-year 2021:

●	Sales of $1.0 billion, an increase of $35.4 million, or 3.6%, from $991.8 million
●	Income from continuing operations of $36.6 million, or $1.03 per share, compared to $70.0 million, or $1.91 per share; The current year reflects an effective income tax rate of 16.8%
●

Adjusted EBITDA of $70.8 million, or 6.9% of sales, a decrease of $37.3 million, from $108.1 million, or 10.9% of sales; Results include $26.9 million of EV development costs versus $6.4 million in the prior year

●	Adjusted net income of $44.5 million, or $1.25 per share, compared to adjusted net income of $75.0 million, or $2.08 per share in 2021
●	Net leverage ratio of 0.93x times adjusted EBITDA as of December 31, 2022

“I am proud of The Shyft Group team’s ability to execute and close out the year strong, with solid growth in sales and adjusted EBITDA for the fourth quarter. We overcame dynamic challenges in our supply chain and inflationary pressures, remaining nimble and responsive to the needs of our customers while taking advantage of opportunities to invest in future growth,” said Daryl Adams, President and CEO.

1 Results reflected are for Continuing Operations; The Company divested its Emergency Response Vehicles (ERV) business effective February 1, 2020.  Accordingly, the financial results of ERV have been classified as discontinued operations for all periods presented. Unless otherwise noted, financial results presented are based on continuing operations.

Fourth Quarter 2022 Business Segment Financial Highlights

Fleet Vehicles and Services (FVS)

●	Sales were $212.9 million for the fourth quarter of 2022, up 16.6% or $30.3 million year over year
●	Adjusted EBITDA for the fourth quarter of 2022 increased 5.6% to $27.7 million, or 13.0% of sales, compared to $26.2 million, or 14.4% of sales, a year ago
●	Segment backlog was $736.7 million as of December 31, 2022, down 14.3% compared to $859.4 million as of December 31, 2021

Specialty Vehicles (SV)

●	Sales were $93.2 million for the fourth quarter of 2022, a decrease of $1.5 million, or 1.5%, from $94.7 million a year ago
●	Adjusted EBITDA for the fourth quarter of 2022 was $15.9 million, or 17.1% of sales, an increase of $5.6 million, or 55.2%, from $10.3 million, or 10.8% of sales, a year ago
●	Segment backlog was $96.0 million as of December 31, 2022, down 7.8% compared to $104.1 million as of December 31, 2021

2023 Financial Outlook

“We are focused on delivering improved profitability in 2023. Current uncertainty surrounding broader macroeconomic conditions has led us to take a cautious approach to our outlook,” said Jon Douyard, Chief Financial Officer. “Our balance sheet strength and ample liquidity provide financial flexibility to fund operations and growth investments.”

Guidance for full-year 2023, notwithstanding further changes in the operating environment, is as follows:

●	Sales to be in the range of $1.0 billion to $1.2 billion
●	Adjusted EBITDA of $70 to $100 million
●	Net income of $28 to $50 million, with an income tax rate of approximately 25%
●	Earnings per share of $0.77 to $1.38
●	Adjusted earnings per share of $0.97 to $1.59
●	Capital expenditures of approximately $35 million
●	Free cash flow conversion ratio as a percent of net income greater than 100%

Adams concluded, “Our Blue Arc EV timeline remains on track with vehicle production planned for the second half of the year. We are differentiating the Shyft Group by investing in transformative initiatives that will deliver meaningful long-term growth and value for our customers and shareholders.”

Conference Call and Webcast Information

The Shyft Group will host a conference call at 10 a.m. ET today to discuss these results and current business trends. The conference call and webcast will be available via:

Webcast: www.the shyftgroup.com/webcasts

Conference Call: 1-844-868-8845 (domestic) or 412-317-6591 (international); passcode: 10174805

For more information about Shyft, please visit www.theshyftgroup.com.

About The Shyft Group

The Shyft Group is the North American leader in specialty vehicle manufacturing, assembly, and upfit for the commercial, retail, and service specialty vehicle markets. Our customers include first-to-last mile delivery companies across vocations, federal, state, and local government entities; the trades; and utility and infrastructure segments. The Shyft Group is organized into two core business units: Shyft Fleet Vehicles & Services™ and Shyft Specialty Vehicles™. Today, its family of brands include Blue Arc™ EV Solutions, Utilimaster®, Royal Truck Body™, DuraMag® and Magnum®, Strobes-R-Us™, Spartan RV Chassis™, Red Diamond™ Aftermarket Solutions, and Builtmore Contract Manufacturing™. The Shyft Group and its go-to-market brands are well known in their respective industries for quality, durability, and first-to-market innovation. The Company employs approximately 4,200 employees and contractors across campuses, and operates facilities in Michigan, Indiana, Maine, Pennsylvania, South Carolina, Florida, Missouri, California, Arizona, Texas, and Saltillo, Mexico. The Company reported sales of $1.0 billion in 2022. Learn more about The Shyft Group at TheShyftGroup.com.

This release contains information, including our sales and earnings guidance, all other information provided with respect to our outlook for 2023 and future periods, and other statements concerning our business, strategic position, financial projections, financial strength, future plans, objectives, and the performance of our products and operations that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using words such as “believe,” “expect,” “intend,” “potential,” “future,” “may,” “will,” “should,” and similar expressions or by using future dates in connection with any discussion of, among other things, the construction or operation of new or existing facilities, operating performance, trends, events or developments that we expect or anticipate will occur in the future, statements relating to volume changes, share of sales and earnings per share changes, anticipated cost savings, potential capital and operational cash improvements, anticipated disruptions to our operations and industry due to the COVID-19 pandemic, changes in supply and demand conditions and prices for our products, trade duties and other aspects of trade policy, statements regarding our future strategies, products and innovations, and statements expressing general views about future operating results. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to the risks and uncertainties described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, and those described from time to time in our future reports filed with the Securities and Exchange Commission (SEC), which are available at www.sec.gov or our website. All forward-looking statements in this release are qualified by this paragraph. Investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to publicly update or revise any forward-looking statements in this release, whether as a result of new information, future events, or otherwise.

Contact

Randy Wilson

Vice President, Investor Relations and Treasury

Randy.Wilson@theshyftgroup.com

248.727.3755

The Shyft Group, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$11,548	$37,158
Accounts receivable, less allowance of $246 and $187	115,742	87,262
Contract assets	86,993	21,483
Inventories	100,161	67,184
Other receivables - chassis pool agreements	19,544	9,926
Other current assets	11,779	10,813
Total current assets	345,767	233,826

Property, plant and equipment, net	70,753	61,057
Right of use assets – operating leases	53,386	43,316
Goodwill	48,880	48,880
Intangible assets, net	49,078	52,981
Net deferred tax asset	10,390	4,880
Other assets	2,227	2,927
TOTAL ASSETS	$580,481	$447,867
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$124,309	$82,442
Accrued warranty	7,161	5,975
Accrued compensation and related taxes	14,434	19,064
Contract liabilities	5,255	988
Operating lease liability	10,888	7,934
Other current liabilities and accrued expenses	19,452	9,256
Short-term debt - chassis pool agreements	19,544	9,926
Current portion of long-term debt	189	252
Total current liabilities	201,232	135,837

Other non-current liabilities	10,033	8,108
Long-term operating lease liability	44,256	36,329
Long-term debt, less current portion	56,266	738
Total liabilities	311,787	181,012
Shareholders' equity:
Preferred stock, no par value: 2,000 shares authorized (none issued)	-	-
Common stock, no par value : 80,000 shares authorized; 35,066 and 35,416 outstanding	92,982	95,375
Retained earnings	175,611	171,379
Total The Shyft Group, Inc. shareholders' equity	268,593	266,754
Non-controlling interest	101	101
Total shareholders' equity	268,694	266,855
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$580,481	$447,867

The Shyft Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Sales	$302,011	$277,300	$1,027,164	$991,792
Cost of products sold	243,723	225,985	846,731	792,527
Gross profit	58,288	51,315	180,433	199,265

Operating expenses:
Research and development	5,783	4,237	25,324	8,541
Selling, general and administrative	29,155	28,027	107,600	106,672
Total operating expenses	34,938	32,264	132,924	115,213

Operating income	23,350	19,051	47,509	84,052

Other income (expense):
Interest expense	(1,079)	(104)	(2,833)	(414)
Other income (expense)	(408)	99	(750)	842
Total other income (expense)	(1,487)	(5)	(3,583)	428
Income from continuing operations before income taxes	21,863	19,046	43,926	84,480

Income tax expense (benefit)	4,022	(1,446)	7,368	14,506

Income from continuing operations	17,841	20,492	36,558	69,974

Income from discontinued operations, net of income taxes	-	100	-	181

Net income	17,841	20,592	36,558	70,155

Less: net income attributable to non-controlling interest	-	128	-	1,230

Net income attributable to The Shyft Group, Inc.	$17,841	$20,464	$36,558	$68,925

Basic earnings per share
Continuing operations	$0.51	$0.58	$1.04	$1.94
Discontinued operations	-	-	-	0.01
Basic earnings per share	$0.51	$0.58	$1.04	$1.95

Diluted net earnings per share
Continuing operations	$0.50	$0.56	$1.03	$1.91
Discontinued operations	-	-	-	-
Diluted earnings per share	$0.50	$0.56	$1.03	$1.91

Basic weighted average common shares outstanding	35,067	35,341	35,073	35,333

Diluted weighted average common shares outstanding	35,443	36,185	35,494	36,097

The Shyft Group, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands, except par value)

(Unaudited)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net income	$36,558	$70,155
Adjustments to reconcile net income to net cash used in operating activities
Depreciation and amortization	14,774	11,536
Non-cash stock based compensation expense	7,619	8,745
Deferred income taxes	(5,510)	880
Loss (gain) on disposal of assets	826	(110)
Changes in accounts receivable and contract assets	(93,989)	(34,522)
Changes in inventories	(32,977)	(20,756)
Changes in accounts payable	41,302	34,954
Changes in accrued compensation and related taxes	(4,630)	1,930
Changes in accrued warranty	1,186	53
Changes in other assets and liabilities	15,998	1,324
Net cash provided by (used in) operating activities	(18,843)	74,009

Cash flows from investing activities:
Purchases of property, plant and equipment	(20,564)	(23,002)
Proceeds from sale of property, plant and equipment	148	22
Acquisition of business, net of cash acquired	-	904
Net cash used in investing activities	(20,416)	(22,076)

Cash flows from financing activities:
Proceeds from long-term debt	145,000	45,000
Payments on long-term debt	(89,000)	(67,400)
Payments of debt issuance costs	-	(1,360)
Payments of dividends	(7,148)	(3,551)
Purchase and retirement of common stock	(26,789)	(3,348)
Issuance and vesting of stock incentive awards	(8,414)	(2,949)
Purchase of non-controlling interest	-	(2,162)
Net cash provided by (used in) financing activities	13,649	(35,770)

Net increase (decrease) in cash and cash equivalents	(25,610)	16,163
Cash and cash equivalents at beginning of year	37,158	20,995
Cash and cash equivalents at end of year	$11,548	$37,158

The Shyft Group, Inc. and Subsidiaries

Sales and Other Financial Information by Business Segment

(Unaudited)

Quarter Ended December 31, 2022 (in thousands of dollars)

	Business Segments
	Fleet Vehicles	Specialty	Eliminations &
	& Services	Vehicles	Other	Consolidated
Fleet vehicle sales	$202,257	$-	$-	$202,257
Motorhome chassis sales	-	37,030	-	37,030
Other specialty vehicles sales	-	51,562	(4,148)	47,414
Aftermarket parts and accessories sales	10,658	4,652	-	15,310
Total Sales	$212,915	$93,244	$(4,148)	$302,011

Adjusted EBITDA	$27,704	$15,905	$(12,924)	$30,685

The Shyft Group, Inc. and Subsidiaries

Sales and Other Financial Information by Business Segment

(Unaudited)

Quarter Ended December 31, 2021 (in thousands of dollars)

	Business Segments
	Fleet Vehicles	Specialty	Eliminations &
	& Services	Vehicles	Other	Consolidated
Fleet vehicle sales	$172,240	$-	$-	$172,240
Motorhome chassis sales	-	49,500	-	49,500
Other specialty vehicles sales	-	40,562	-	40,562
Aftermarket parts and accessories sales	10,364	4,634	-	14,998
Total Sales	$182,604	$94,696	$-	$277,300

Adjusted EBITDA	$26,246	$10,251	$(9,912)	$26,585

The Shyft Group, Inc. and Subsidiaries

Sales and Other Financial Information by Business Segment

(Unaudited)

Year Ended December 31, 2022 (in thousands of dollars)

	Business Segments
	Fleet Vehicles	Specialty	Eliminations &
	& Services	Vehicles	Other	Consolidated
Fleet vehicle sales	$605,253	$-	$-	$605,253
Motorhome chassis sales	-	175,030	-	175,030
Other specialty vehicles sales	-	191,882	(6,483)	185,399
Aftermarket parts and accessories sales	41,750	19,732	-	61,482
Total Sales	$647,003	$386,644	$(6,483)	$1,027,164

Adjusted EBITDA	$65,719	$54,413	$(49,339)	$70,793

The Shyft Group, Inc. and Subsidiaries

Sales and Other Financial Information by Business Segment

(Unaudited)

Year Ended December 31, 2021 (in thousands of dollars)

	Business Segments
	Fleet Vehicles	Specialty	Eliminations &
	& Services	Vehicles	Other	Consolidated
Fleet vehicle sales	$624,874	$-	$-	$624,874
Motorhome chassis sales	-	168,166	-	168,166
Other specialty vehicles sales	-	145,134	-	145,134
Aftermarket parts and accessories sales	34,558	19,060	-	53,618
Total Sales	$659,432	$332,360	$-	$991,792

Adjusted EBITDA	$108,621	$32,668	$(33,223)	$108,066

The Shyft Group, Inc. and Subsidiaries

Sales and Other Financial Information by Business Segment

(Unaudited)

Period End Backlog (amounts in thousands of dollars)

	Dec. 31, 2022	Sept. 30, 2022	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021
Fleet Vehicles and Services	$736,690	$915,135	$1,000,021	$1,148,700	$859,442
Motorhome Chassis	35,471	49,769	62,811	61,297	54,583
Other Specialty Vehicles	60,417	78,794	72,058	62,406	49,407
Aftermarket Parts and Accessories	135	206	293	296	127
Total Specialty Vehicles	96,023	128,769	135,162	123,999	104,117

Total Backlog	$832,713	$1,043,904	$1,135,183	$1,272,699	$963,559

Reconciliation of Non-GAAP Financial Measures

This release presents Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), adjusted net income, and adjusted earnings per share, each of which is a non-GAAP financial measure. These non-GAAP measures are calculated by excluding items that we believe to be infrequent or not indicative of our underlying operating performance, as well as certain non-cash expenses. We define Adjusted EBITDA as income from continuing operations before interest, income taxes, depreciation and amortization, as adjusted to eliminate the impact of restructuring charges, acquisition related expenses and adjustments, non-cash stock-based compensation expenses, and other gains and losses not reflective of our ongoing operations.

We present the non-GAAP measure Adjusted EBITDA because we consider it to be an important supplemental measure of our performance. The presentation of Adjusted EBITDA enables investors to better understand our operations by removing items that we believe are not representative of our continuing operations and may distort our longer-term operating trends. We believe this measure to be useful to improve the comparability of our results from period to period and with our competitors, as well as to show ongoing results from operations distinct from items that are infrequent or not indicative of our continuing operating performance. We believe that presenting this non-GAAP measure is useful to investors because it permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate our historical performance. We believe that the presentation of this non-GAAP measure, when considered together with the corresponding GAAP financial measures and the reconciliations to that measure, provides investors with additional understanding of the factors and trends affecting our business than could be obtained in the absence of this disclosure.

Our management uses Adjusted EBITDA to evaluate the performance of and allocate resources to our segments. Adjusted EBITDA is also used, along with other financial and non-financial measures, for purposes of determining annual incentive compensation for our management team and long-term incentive compensation for certain members of our management team.

The Shyft Group, Inc. and Subsidiaries

Consolidated Financial Summary (Non-GAAP)

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
The Shyft Group, Inc.	2022	% of sales	2021	% of sales	2022	% of sales	2021	% of sales
Income from continuing operations	$17,841	5.9%	$20,492	7.4%	$36,558	3.6%	$69,974	7.0%
Net (income) attributable to non-controlling interest	-		(128)		-		(1,230)
Add (subtract):
Restructuring and other related charges	243		-		757		505
Acquisition related expenses and adjustments	84		777		884		1,585
Non-cash stock-based compensation expense	2,697		2,174		7,619		8,745
Non-recurring professional fees	-		1,568		-		1,568
Loss from liquidation of JV	-		-		-		643
Non-recurring tax benefits	-		(4,392)		-		(4,392)
Tax effect of adjustments	(371)		(266)		(1,348)		(2,429)
Adjusted net income	$20,494	6.8%	$20,225	7.3%	$44,470	4.3%	$74,969	7.6%

Income from continuing operations	$17,841	5.9%	$20,492	7.4%	$36,558	3.6%	$69,974	7.1%
Net (income) attributable to non-controlling interest	-		(128)		-		(1,230)
Add (subtract):
Depreciation and amortization	4,719		3,044		14,774		11,356
Taxes on income	4,022		(1,446)		7,368		14,506
Interest expense	1,079		104		2,833		414
EBITDA	$27,661	9.2%	$22,066	8.0%	$61,533	6.0%	$95,020	9.6%

Add (subtract):
Restructuring and other related charges	243		-		757		505
Acquisition related expenses and adjustments	84		777		884		1,585
Non-cash stock-based compensation expense	2,697		2,174		7,619		8,745
Non-recurring professional fees	-		1,568		-		1,568
Loss from liquidation of JV	-		-		-		643
Adjusted EBITDA	$30,685	10.2%	$26,585	9.6%	$70,793	6.9%	$108,066	10.9%

Diluted net earnings per share	$0.50		$0.56		$1.03		$1.91
Add (subtract):
Restructuring and other related charges	0.01		-		0.02		0.01
Acquisition related expenses and adjustments	-		0.02		0.02		0.04
Non-cash stock-based compensation expense	0.08		0.07		0.21		0.24
Non-recurring professional fees	-		0.04		-		0.04
Loss from liquidation of JV	-		-		-		0.02
Non-recurring tax benefits	-		(0.12)		-		(0.12)
Tax effect of adjustments	(0.01)		(0.01)		(0.03)		(0.06)
Adjusted diluted net earnings per share	$0.58		$0.56		$1.25		$2.08

The Shyft Group, Inc. and Subsidiaries

Consolidated Financial Summary (Non-GAAP)

(In thousands, except per share data)

(Unaudited)

	Outlook *
	Twelve Months Ended December 31, 2023
The Shyft Group, Inc.	Low	Mid	High
Income from continuing operations	$27,562	$38,681	$49,800
Add:
Depreciation and amortization	19,250	19,925	20,600
Interest expense	4,000	3,500	3,000
Taxes	9,188	12,894	16,600
EBITDA	$60,000	$75,000	$90,000
Add:
Non-cash stock-based compensation and other charges	10,000	10,000	10,000
Adjusted EBITDA	$70,000	$85,000	$100,000

Earnings per share	$0.77	$1.07	$1.38
Add:
Non-cash stock-based compensation and other charges	0.28	0.28	0.28
Less tax effect of adjustments	(0.07)	(0.07)	(0.07)
Adjusted earnings per share	$0.97	$1.28	$1.59

* Total amounts may not add due to rounding.